Safe Harbor Statement

Forward-looking statements in this presentation, including without limitation the Company's "expectations," "beliefs," "indications," "estimates," "cautious optimism," and their variants, as defined by the Private Securities Litigation Reform Law of 1995, involve certain risks, uncertainties, assumptions and other factors that may cause the actual results subsequent to the date of this announcement to differ materially. Additional information containing factors that could cause actual results to differ from those in the forward-looking statements are contained in the Company's Form 10-K and other filings with the Securities and Exchange Commission.

Blount International, Inc.

Lehman Brothers

High Yield & Syndicated Loan
Conference

March 19, 2003

Outdoor Products	Industrial and Power Equipment

Background

•	Lehman Brothers Merchant Banking Group (“LBMBG”) and management financed a LBO of Blount in August 1999.

•	Capital structure included $875M of debt: $400 senior credit facility, $150M senior notes, and $325M senior sub notes.

•	Market issues at the Forestry Equipment business and competitive issues at the Sporting Equipment Group caused a material reduction in revenue and profitability during 2000 and 2001.

•	Renegotiated senior credit facility covenants in February 2001; LBMBG invested an additional $20M.

•	In December 2001, sold the Sporting Equipment Group to ATK and repaid $170.5M of senior debt.

•	2002 results were solid, with $83.6M in EBITDA, but leverage is still high with $608.8M in total covenant debt.

Overview

Blount operates two separate groups: OPG & IPEG

Outdoor Products Group (OPG)

•  Oregon Cutting Systems - Saw chain, bars & accessories
•  ICS - Diamond cutting chain for concrete and abrasive materials
•  Dixon - ZTR ride-on lawn mower

Industrial & Power Equipment Group (IPEG)
•  Forestry & Industrial Equipment - Timber harvesting equipment
•  Gear Products - Rotation bearings, Gear components

Segment Profitability

Revenue

$132M

$348M

EBITDA
$9M

$81M

Operating From Strong Positions

•	Market leader in principal businesses

•	Excellent EBITDA margins in Outdoor Products

•	Attractive growth prospects

•	Focus on consumables with recurring revenues

•	Highly diversified customer/geographic base

•	Strong and experienced management team

Situation Outlook

•	Challenges
-	General Economy / Forestry Industry
-	Pricing / Raw Materials
-	Customer Consolidation
-	Offshore Production / Competition
-	Leverage

•	Programs
-	Sales/Marketing Activities
-	New Product Introductions
-	Debt reduction
•	Working Capital Control
•	Cost reduction
•	Asset sales
-	Operations Efficiency
•	Selected Capacity Improvements
•	ERP Implementation
•	Corporate Office Closure

Historical Results

Financial Leverage

Although improved in 2002, the company remains highly leveraged.

Operations Overview

Outdoor Products

Outdoor Products

Outdoor Products Business Dynamics - OCS

•	Leading Worldwide Market Share

•	Renowned Product Reliability

•	Brand Name Recognition Worldwide

•	Factors Affecting the Business

-	Currency

-	Competition

-	Economies

-	Weather

•	Increased Capacity to Meet Demands

Oregon Cutting Systems

Operations

Industry experts in wood cutting technology

    •        Product and process design for quality, performance, manufacturing, assembly, reliability, and maintainability

    •        Proprietary design of all precision tooling and specialty production equipment

    •        Over 15 years practicing TQC principles and methods

    •        Four plants ISO certified

    •        Non-union, experienced workforce

Outdoor Products Product Dynamics - ICS

•	Diamond chain technology for cutting concrete and abrasive materials

•	Product line includes chain, bars, power saws and accessories

•	Business started in 1992

•	Net Sales - 29% CAGR since inception, approximately $15M in 2002

•	Strong operating margins

•	Innovation is growth engine

Product Lines

o Diamond Chain

— 6 Types; 300 Part Numbers

— Patented SealPro(R)Technology

— 55% of Sales

o Hydraulic Saws

- 2 Prime Models - 853Pro, 814Mini

— Geared for Professionals; Expensive

o Gas Saws

- 2 Prime Models - 633GC(100cc), 613GC(80cc) - Geared for GCS; $1500-2500 MSRP

o Equipment & Accessories

— Powerpacks, Tracks, Vacuums, Spare Parts

— 2000 Part Numbers

Outdoor Products Business Dynamics - Dixon

•	Zero turn radius ride-on lawn mower

•	Founded 1974, acquired by Blount in 1990

•	Net Sales are 9% of Blount

•	Profitable

•	200 Employees

•	3 Main Product Lines: Suburban, Estate & Pro ZTR

•	Recent new product developments, including Zeeter(R)and 3500 series

Industrial and Power Equipment

Industrial and Power Equipment

Industrial and Power Equipment Business Dynamics - FIED

•	Factors Affecting the Business

-	Commodity Prices

-	Currency

-	Inventory Levels

-	Imports

-	Consolidation

•	Competition

•	Distribution

•	New Products

•	Lowered Operating Costs

Forestry and Industrial Equipment Division

Forestry is our Business

•	A Leading North American Manufacturer of Purpose-Build Forestry Equipment.

•	Long-term Committed to the Worldwide Forest Products Industry with Leading and High Quality Product.

Direction

•	Continued Lean Manufacturing

-	Reduce cost / breakeven

-

•	Cash / working capital management

•	International opportunities

•	In position for market upturn

•	New product development

•	Marketing Alliances

Forestry and Industrial Equipment

•	Announced marketing alliance with Caterpillar on March 11, 2003

-	Strengthens Blount's position

-	Sale of Blount Manufactured products into Caterpillar dealer network

-	Maintains existing Blount dealer network with Blount brands

-	Production synergies

-	Long-term marketing and supply agreements

Forestry and Industrial Equipment
Product Line Sales and Estimated Market Shares

		Market Shares
	Sales	%	Rank
Loaders	43%	48%	# 1
Rubber Tired Cutters	30%	35%	# 2
Industrial Tractors	4%	--	--
Cut-to-Length Machinery	8%	22%	# 2
Delimbing Equipment	9%	60%	# 1
Skidders	6%	1%	# 5
	100%

Industrial and Power Equipment Business Dynamics - Gear Products

•	Manufacturer of rotational systems components for mobile heavy equipment. Products include bearings and drives

•	Acquired in 1991

•	OEM Supplier

•	Only Complete Rotational System

•	Price Sensitive

•	Markets Served

-	Construction

-	Utility

-	Forestry

-	Telecommunication

What's Next for Blount

2002 Actions

•	Asset sales

-	Corporate headquarters/assets of $8M

•	Cost improvement

-	Relocated corporate headquarters to Portland, Oregon
-	Continue realignment of production and assets within Oregon Cutting Systems
-	Lean manufacturing efforts at FIED
-	Material sourcing opportunities

2003 Actions

•	Resolve capital structure / leverage problems

•	Operational excellence

•	Potential asset sales

•	Cash flow generation and debt reduction

Financial Leverage / Ratios

Financial Leverage
	2001	2002
EBITDA	$ 78	$ 84
Cap Ex	$ 12	$ 17
Cash Interest	$ 70	$ 64
Covenant debt	$625	$609
Total leverage ratio	8.0x	7.3x
Interest coverage ratio	1.1x	1.3x